Exhibit 99.1

Jeff Hansen

Investor Relations

Marriott Vacations Worldwide Corporation

407.206.6149

Jeff.Hansen@mvwc.com

Ed Kinney

Corporate Communications

Marriott Vacations Worldwide Corporation

407.206.6278

Ed.Kinney@mvwc.com

Marriott Vacations Worldwide Reports First Quarter 2013 Financial Results

ORLANDO, Fla. – April 25, 2013 –Marriott Vacations Worldwide Corporation (NYSE: VAC) today reported first quarter 2013 financial results and updated certain earnings guidance for the full year 2013.

First Quarter 2013 highlights include:

•

Adjusted EBITDA (earnings before non-consumer financing interest expense, income taxes, depreciation and amortization), as adjusted for organizational and separation related costs in connection with the company’s spin-off from Marriott International, Inc. (the “Spin-Off”) and other activity, totaled $39 million, a $10 million increase from the first quarter of 2012, on an adjusted basis.

•	North America segment contract sales increased 7 percent to $143 million; volume per guest (VPG) increased 11 percent year-over-year to $3,266.

•

Adjusted development margin increased to 17.7 percent in the first quarter of 2013 from 12.1 percent in the first quarter of 2012; North America adjusted development margin increased to 18.8 percent in the first quarter of 2013 from 15.3 percent in the first quarter of 2012.

•	Adjusted fully diluted earnings per share (EPS) in the first quarter were $0.54 compared to $0.27 in the first quarter of 2012.

First quarter 2013 net income totaled $18 million, or $0.50 per diluted share, compared to net income of $9 million, or $0.24 per diluted share, in the first quarter of 2012. Development margin, as reported, increased to 15.8 percent in the first quarter of 2013 from 9.2 percent in the first quarter of 2012.

First quarter 2013 adjusted net income totaled $19 million, a $9 million increase from $10 million of adjusted net income in the first quarter of 2012. First quarter 2013 adjusted results exclude $1 million of pre-tax charges related to organizational and separation related efforts and $1 million for severance charges in the Europe segment, partially offset by a $1 million reversal of a previously established accrual for a legal settlement based upon an agreement to settle the matter. First quarter 2012 adjusted results exclude $2 million related to organizational and separation related efforts. In addition, adjusted development margin for both periods is adjusted, as appropriate, for the impact of revenue reportability.

Non-GAAP financial measures, such as Adjusted EBITDA as adjusted, adjusted net income and adjusted development margin are reconciled in the Press Release Schedules that follow. Adjustments are shown and described in further detail on schedules A-1 through A-10.

“We generated strong first quarter growth in adjusted EBITDA, as adjusted, which was up 34 percent, driven by continued VPG improvement and development margin expansion in our key North America

Marriott Vacations Worldwide Reports First Quarter 2013 Financial Results / 2

segment,” said Stephen P. Weisz, president and chief executive officer. “Our top-line results benefitted from higher pricing and improved closing efficiency during the quarter. In addition, lower product cost and leveraging our fixed marketing and sales expenses drove another quarter of strong development margin performance. As a result, we now expect to achieve full year 2013 adjusted company development margin of 17 to 18 percent.”

First Quarter 2013 Results

For the first quarter, which ended March 22, 2013, total revenues were $389 million, including $91 million in cost reimbursements. Total revenues increased $13 million from the first quarter of 2012 reflecting higher revenues from the sale of vacation ownership products, rental revenues, resort management and other services revenues and cost reimbursements. These increases were partially offset by lower financing revenues from lower interest income on a declining vacation ownership notes receivable portfolio.

Total company contract sales were $156 million, a 2 percent increase from $154 million in the first quarter of 2012, driven by a 7 percent increase in contract sales in the North America segment, partially offset by lower contract sales in the Europe and Asia Pacific segments.

Development margin was $22 million, a $10 million increase from the first quarter of 2012. This increase was driven by higher total company contract sales, higher revenue reportability year-over-year, lower cost of vacation ownership products and lower marketing and sales expenses as a percentage of revenue.

Development margin increased 6.6 percentage points to 15.8 percent in the first quarter of 2013 from 9.2 percent in the prior year quarter. After adjusting for the impact of revenue reportability, primarily in the North America segment, and other charges, adjusted development margin increased 5.6 percentage points to 17.7 percent in the first quarter of 2013 from 12.1 percent in the first quarter of 2012. The impact of revenue reportability and other charges is illustrated on schedules A-6 and A-7.

Rental revenues totaled $63 million, a 13 percent increase from the first quarter of 2012, reflecting a 19 percent increase in transient keys rented on 9 percent more keys available to rent due to our expectation of more owners electing to bank their points for usage the following year. Rental revenue net of expenses was $7 million, $1 million less than the first quarter of 2012, primarily reflecting the timing of rental expenses associated with owners banking their usage year-over-year.

Resort management and other services revenues totaled $56 million, a 2 percent increase over the first quarter of 2012, and resort management and other services revenues, net of expenses improved $4 million, a 35 percent increase over the first quarter of 2012. Results reflected higher annual fees in connection with the company’s Marriott Vacation Club Destinations program, higher management fees, and improvements in ancillary operations.

Adjusted EBITDA, as adjusted for organizational and separation related costs and other charges, was $39 million in the first quarter of 2013, an increase of $10 million from Adjusted EBITDA, as adjusted, of $29 million in the first quarter of 2012.

Marriott Vacations Worldwide Reports First Quarter 2013 Financial Results / 3

Segment Results

Effective December 29, 2012, the company combined the reporting of the financial results of its former Luxury segment with the North America segment based upon its scaling back of separate development activity and the aggregation of future marketing and sales of both upscale tier and luxury tier inventory. Existing service standards and on-site management remain unaffected by our reporting changes. Prior year amounts have been recast for consistency with current year’s presentation.

North America

Total North America contract sales increased $9 million, or 7 percent, to $143 million in the first quarter of 2013. VPG increased 11 percent to $3,266 in the first quarter of 2013 from $2,942 in the first quarter of 2012, driven by higher pricing and improved closing efficiency.

First quarter 2013 North America segment financial results increased $8 million to $78 million from $70 million in segment financial results in the first quarter of 2012. The increase was driven by $9 million of higher development margin and $4 million of higher resort management and other services revenues, net of expenses. These increases were partially offset by $3 million of lower financing revenues from a declining notes receivable portfolio and $2 million of lower rental revenues net of expenses. Revenues from the sale of vacation ownership products increased $12 million to $126 million in the first quarter, driven mainly by the $9 million increase in contract sales and $3 million of higher year-over-year revenue reportability. Development margin was $22 million, a $9 million increase from the first quarter of 2012. This increase was driven by higher contract sales, higher revenue reportability year-over-year and lower cost of vacation ownership products. Results for the first quarter of 2013 included $5 million of favorable product cost true-up activity as compared to $2 million in the first quarter of 2012.

Development margin increased to 17.3 percent in the first quarter of 2013 as compared to 11.7 percent in the prior year quarter. Excluding the impact of revenue reportability, adjusted development margin increased to 18.8 percent in the first quarter of 2013 from 15.3 percent in the first quarter of 2012. The impact of revenue reportability is illustrated on schedule A-7.

Asia Pacific

Asia Pacific contract sales declined $4 million to $9 million in the first quarter of 2013. Total revenues declined $3 million to $15 million. Segment financial results, however, increased $2 million to $3 million in the first quarter of 2013 from the first quarter of 2012 reflecting improved margin as a result of the shutdown of two under-performing off-site sales centers in the fourth quarter of 2012.

Europe

As the Europe segment continues to sell through its remaining inventory, first quarter 2013 contract sales declined $3 million to $4 million. Europe segment financial results were break-even, in line with the first quarter of 2012. After adjusting for severance charges, adjusted segment financial results for Europe were $1 million in the first quarter of 2013, a $1 million increase from 2012, reflecting lower expenses year-over-year.

Marriott Vacations Worldwide Reports First Quarter 2013 Financial Results / 4

Organizational and Separation Plan

During the first quarter of 2013, $2 million of costs were incurred in connection with the company’s continued organizational and separation related efforts, of which approximately $1 million were capitalized during the quarter. Total future spending for these efforts is expected to be approximately $20 million to $25 million, with costs being incurred through 2014.

These costs primarily relate to establishing the company’s own information technology systems and services, independent accounts payable functions and reorganization of existing human resources and information technology organizations to support the company’s standalone public company needs. Once completed, these efforts are expected to generate approximately $15 million to $20 million of annualized savings, of which approximately $1 million are reflected in the company’s first quarter 2013 financial results.

Balance Sheet and Liquidity

On March 22, 2013, cash and cash equivalents totaled $119 million. Since the end of 2012, real estate inventory balances declined $8 million to $866 million, including $454 million of finished goods, $145 million of work-in-process and $267 million of land and infrastructure. The company had $726 million in debt outstanding at the end of the first quarter of 2013, an increase of $8 million from year-end 2012, including $682 million in non-recourse securitized notes, of which $110 million has been drawn down under our warehouse credit facility, and $40 million of mandatorily redeemable preferred stock of a subsidiary. As of March 22, 2013, the company had $194 million in available capacity under its revolving credit facility after taking into account outstanding letters of credit and had $89 million of vacation ownership notes receivable eligible for securitization.

Outlook

As a result of positive trends experienced to date in 2013, the company is updating its guidance for full year 2013 for Adjusted EBITDA, as adjusted, Adjusted net income, Adjusted company development margin and Adjusted fully diluted earnings per share as follows:

	Current Guidance	Previous Guidance
Adjusted EBITDA, as adjusted	$155 million to $165 million	$150 million to $165 million
Adjusted Net Income	$69 million to $75 million	$66 million to $74 million
Adjusted company development margin	17.0 percent to 18.0 percent	16.5 percent to 17.5 percent
Adjusted fully diluted earnings per share	$1.87 to $2.03	$1.77 to $2.00

Marriott Vacations Worldwide Reports First Quarter 2013 Financial Results / 5

The company is also reaffirming the following guidance for full year 2013 as previously provided on February 21, 2013:

•	Gross contract sales growth of 0 percent to 5 percent

•	North America contract sales growth of 5 percent to 10 percent

Schedules A-1 through A-13 reconcile non-GAAP financial measures to net income of $60 million to $66 million and development margin of 16.5 percent to 17.5 percent, in each case on an as reported basis.

First Quarter 2013 Earnings Conference Call

The company will hold a conference call at 10:00 a.m. EDT today to discuss these results. Participants may access the call by dialing (866) 225-8754 or (480) 629-9818 for international callers. A live webcast of the call will also be available in the Investor Relations section of the company’s website at www.marriottvacationsworldwide.com.

An audio replay of the conference call will be available for seven days and can be accessed at (800) 406-7325 or (303) 590-3030 for international callers. The replay passcode is 4610022. The webcast will also be available on the company’s website.

###

About Marriott Vacations Worldwide Corporation

Marriott Vacations Worldwide Corporation is a leading global pure-play vacation ownership company. In late 2011, Marriott Vacations Worldwide was established as an independent, public company focusing primarily on vacation ownership experiences. Since entering the industry in 1984 as part of Marriott International, Inc., the company earned its position as a leader and innovator in vacation ownership products. The company preserves high standards of excellence in serving its customers, investors and associates while maintaining a long-term relationship with Marriott International. Marriott Vacations Worldwide offers a diverse portfolio of quality products, programs and management expertise with more than 60 resorts and more than 420,000 Owners and Members. Its brands include: Marriott Vacation Club, The Ritz-Carlton Destination Club and Grand Residences by Marriott. For more information, please visit www.marriottvacationsworldwide.com.

Note on forward-looking statements: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about earnings trends, organizational and separation related efforts, estimates, and assumptions, and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including volatility in the economy and the credit markets, supply and demand changes for vacation ownership and residential products, competitive conditions; the availability of capital to finance growth, and other matters referred to under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K filed with the U.S Securities and Exchange Commission (the “SEC”) and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed in or implied in this presentation. These statements are made as of April 25, 2013 and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Press Release Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION

PRESS RELEASE SCHEDULES

QUARTER 1, 2013

TABLE OF CONTENTS

Consolidated Statements of Operations - 12 Weeks Ended March 22, 2013 and March 23, 2012	A-1
North America Segment Financial Results - 12 Weeks Ended March 22, 2013 and March 23, 2012	A-2
Asia Pacific Segment Financial Results - 12 Weeks Ended March 22, 2013 and March 23, 2012	A-3
Europe Segment Financial Results - 12 Weeks Ended March 22, 2013 and March 23, 2012	A-4
Corporate and Other Financial Results - 12 Weeks Ended March 22, 2013 and March 23, 2012	A-5

Consolidated Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) - 12 Weeks Ended March 22, 2013 and March 23, 2012

A-6

North America Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) - 12 Weeks Ended March 22, 2013 and March 23, 2012

A-7
EBITDA and Adjusted EBITDA - 12 Weeks Ended March 22, 2013 and March 23, 2012	A-8
Adjusted Net Income and Adjusted Earnings Per Share - Diluted, Adjusted EBITDA and Adjusted Development Margin - 2013 Outlook	A-9
2013 Adjusted Free Cash Flow Outlook	A-10
2013 Normalized Adjusted Free Cash Flow Outlook	A-11
Non-GAAP Financial Measures	A-12
Interim Consolidated Balance Sheets	A-14
Interim Consolidated Statements of Cash Flows	A-15

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

12 Weeks Ended March 22, 2013 and March 23, 2012

(In millions, except per share amounts)

	As Reported 12 Weeks Ended March 22, 2013	Other Charges	As Adjusted 12 Weeks Ended March 22, 2013 **	As Reported 12 Weeks Ended March 23, 2012	Other Charges	As Adjusted 12 Weeks Ended March 23, 2012 **
Revenues
Sale of vacation ownership products	$140	$—	$140	$134	$—	$134
Resort management and other services	56	—	56	54	—	54
Financing	33	—	33	36	—	36
Rental	63	—	63	56	—	56
Other	6	—	6	6	—	6
Cost reimbursements	91	—	91	90	—	90

Total revenues	389	—	389	376	—	376

Expenses
Cost of vacation ownership products	44	—	44	48	—	48
Marketing and sales	74	(1)	73	74	—	74
Resort management and other services	42	—	42	44	—	44
Financing	5	—	5	6	—	6
Rental	56	—	56	48	—	48
Other	4	—	4	2	—	2
General and administrative	21	—	21	19	—	19
Organizational and separation related	1	(1)	—	2	(2)	—
Litigation settlement	(1)	1	—	—	—	—
Interest	11	—	11	13	—	13
Royalty fee	13	—	13	13	—	13
Cost reimbursements	91	—	91	90	—	90

Total expenses	361	(1)	360	359	(2)	357

Gains and other income	1	—	1	—	—	—

Income before income taxes	29	1	30	17	2	19
Provision for income taxes	(11)	—	(11)	(8)	(1)	(9)

Net income	$18	$1	$19	$9	$1	$10

Earnings per share - Basic	$0.52		$0.56	$0.25		$0.28

Earnings per share - Diluted	$0.50		$0.54	$0.24		$0.27

Basic Shares	35.2		35.2	34.0		34.0
Diluted Shares	36.6		36.6	35.7		35.7

	As Reported 12 Weeks Ended March 22, 2013			As Reported 12 Weeks Ended March 23, 2012
Contract Sales	$156			$154

**	Denotes non-GAAP financial measures. Please see schedules A-12 and A-13 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: We have restated 2012 Cost reimbursements to correct a prior period misstatement.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA SEGMENT

12 Weeks Ended March 22, 2013 and March 23, 2012

($ in millions)

	As Reported 12 Weeks Ended March 22, 2013	Other Charges	As Adjusted 12 Weeks Ended March 22, 2013 **	As Reported 12 Weeks Ended March 23, 2012	Other Charges	As Adjusted 12 Weeks Ended March 23, 2012 **
Revenues
Sale of vacation ownership products	$126	$—	$126	$114	$—	$114
Resort management and other services	50	—	50	49	—	49
Financing	31	—	31	34	—	34
Rental	59	—	59	52	—	52
Other	6	—	6	6	—	6
Cost reimbursements	81	—	81	82	—	82

Total revenues	353	—	353	337	—	337

Expenses
Cost of vacation ownership products	40	—	40	41	—	41
Marketing and sales	64	—	64	60	—	60
Resort management and other services	36	—	36	39	—	39
Rental	51	—	51	42	—	42
Other	4	—	4	2	—	2
Litigation settlement	(1)	1	—	—	—	—
Royalty fee	1	—	1	1	—	1
Cost reimbursements	81	—	81	82	—	82

Total expenses	276	1	277	267	—	267

Gains and other income	1	—	1	—	—	—

Segment financial results	$78	$(1)	$77	$70	$—	$70

	As Reported 12 Weeks Ended March 22, 2013			As Reported 12 Weeks Ended March 23, 2012
Contract Sales	$143			$134

**	Denotes non-GAAP financial measures. Please see schedules A-12 and A-13 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: We have combined the financial results of the former Luxury segment with the North America segment beginning with the first quarter of 2013 and have recast prior year presentation for consistency. As a result of a realignment of our management structure, beginning with the first quarter of 2013 we no longer allocate certain general and administrative expenses to our reportable segments. Prior year reportable segment information has been adjusted to reflect this change. We have restated 2012 Cost reimbursements to correct a prior period misstatement.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

ASIA PACIFIC SEGMENT

12 Weeks Ended March 22, 2013 and March 23, 2012

($ in millions)

	As Reported 12 Weeks Ended March 22, 2013	Other Charges	As Adjusted 12 Weeks Ended March 22, 2013 **	As Reported 12 Weeks Ended March 23, 2012	Other Charges	As Adjusted 12 Weeks Ended March 23, 2012 **
Revenues
Sale of vacation ownership products	$8	$—	$8	$12	$—	$12
Resort management and other services	1	—	1	1	—	1
Financing	1	—	1	1	—	1
Rental	2	—	2	2	—	2
Cost reimbursements	3	—	3	2	—	2

Total revenues	15	—	15	18	—	18

Expenses
Cost of vacation ownership products	2	—	2	3	—	3
Marketing and sales	4	—	4	8	—	8
Resort management and other services	1	—	1	1	—	1
Rental	2	—	2	3	—	3
Cost reimbursements	3	—	3	2	—	2

Total expenses	12	—	12	17	—	17

Segment financial results	$3	$—	$3	$1	$—	$1

	As Reported 12 Weeks Ended March 22, 2013			As Reported 12 Weeks Ended March 23, 2012
Contract Sales	$9			$13

**	Denotes non-GAAP financial measures. Please see schedules A-12 and A-13 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: As a result of a realignment of our management structure, beginning with the first quarter of 2013 we no longer allocate certain general and administrative expenses to our reportable segments. Prior year reportable segment information has been adjusted to reflect this change. We have restated 2012 Cost reimbursements to correct a prior period misstatement.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EUROPE SEGMENT

12 Weeks Ended March 22, 2013 and March 23, 2012

($ in millions)

	As Reported 12 Weeks Ended March 22, 2013	Other Charges	As Adjusted 12 Weeks Ended March 22, 2013 **	As Reported 12 Weeks Ended March 23, 2012	Other Charges	As Adjusted 12 Weeks Ended March 23, 2012 **
Revenues
Sale of vacation ownership products	$6	$—	$6	$8	$—	$8
Resort management and other services	5	—	5	4	—	4
Financing	1	—	1	1	—	1
Rental	2	—	2	2	—	2
Cost reimbursements	7	—	7	6	—	6

Total revenues	21	—	21	21	—	21

Expenses
Cost of vacation ownership products[1]	—	—	—	2	—	2
Marketing and sales	6	(1)	5	6	—	6
Resort management and other services	5	—	5	4	—	4
Rental	3	—	3	3	—	3
Cost reimbursements	7	—	7	6	—	6

Total expenses	21	(1)	20	21	—	21

Segment financial results	$—	$1	$1	$—	$—	$—

	As Reported 12 Weeks Ended March 22, 2013			As Reported 12 Weeks Ended March 23, 2012
Contract Sales	$4			$7

[1]	Cost of vacation ownership products is less than $1 million in the 12 weeks ended March 22, 2013 as result of a favorable product cost true-up and a favorable resolution of a tax (non-income) matter.
**	Denotes non-GAAP financial measures. Please see schedules A-12 and A-13 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: As a result of a realignment of our management structure, beginning with the first quarter of 2013 we no longer allocate certain general and administrative expenses to our reportable segments. Prior year reportable segment information has been adjusted to reflect this change. We have restated 2012 Cost reimbursements to correct a prior period misstatement.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CORPORATE AND OTHER

12 Weeks Ended March 22, 2013 and March 23, 2012

($ in millions)

	As Reported 12 Weeks Ended March 22, 2013	Other Charges	As Adjusted 12 Weeks Ended March 22, 2013 **	As Reported 12 Weeks Ended March 23, 2012	Other Charges	As Adjusted 12 Weeks Ended March 23, 2012 **
Expenses
Cost of vacation ownership products	$2	$—	$2	$2	$—	$2
Financing	5	—	5	6	—	6
General and administrative	21	—	21	19	—	19
Organizational and separation related	1	(1)	—	2	(2)	—
Interest	11	—	11	13	—	13
Royalty fee	12	—	12	12	—	12

Total expenses	52	(1)	51	54	(2)	52

Financial results	$(52)	$1	$(51)	$(54)	$2	$(52)

**	Denotes non-GAAP financial measures. Please see schedules A-12 and A-13 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: Corporate and Other captures information not specifically identifiable to any individual segment including expenses in support of our financing operations, non-capitalizable development expenses supporting overall company development, company-wide general and administrative costs, interest expense and the fixed royalty fee payable under the license agreements with Marriott International, Inc. As a result of a realignment of our management structure, beginning with the first quarter of 2013 we no longer allocate certain general and administrative expenses to our reportable segments. Prior year reportable segment information has been adjusted to reflect this change.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

($ in millions)

	12 Weeks Ended
	March 22, 2013	March 23, 2012
Contract sales	$156	$154

Revenue recognition adjustments:
Reportability [1]	(3)	(9)
Sales Reserve[2]	(9)	(9)
Other[3]	(4)	(2)

Sale of vacation ownership products	$140	$134

[1]	Adjustment for lack of required downpayment, contract sales in rescission period, or percentage completion accounting.
[2]	Represents additional reserve for current year financed vacation ownership product sales, which we also refer to as sales reserve.
[3]	Adjustment represents sales incentives for plus points that will ultimately be recognized upon usage or expiration as rental revenues rather than revenues from the Sale of vacation ownership products.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

($ in millions)

	As Reported 12 Weeks Ended March 22, 2013	Other Charges	Revenue Recognition Reportability Adjustment	As Adjusted 12 Weeks Ended March 22, 2013 **	As Reported 12 Weeks Ended March 23, 2012	Other Charges	Revenue Recognition Reportability Adjustment	As Adjusted 12 Weeks Ended March 23, 2012 **
Sale of vacation ownership products	$140	$—	3	$143	$134	$—	$9	$143
Less:
Cost of vacation ownership products	44	—	1	45	48	—	3	51
Marketing and sales	74	(1)	—	73	74	—	1	75

Development margin	$22	$1	$2	$25	$12	$—	$5	$17

Development margin percentage[1]	15.8%			17.7%	9.2%			12.1%

**	Denotes non-GAAP financial measures. Please see schedules A-12 and A-13 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

($ in millions)

	12 Weeks Ended
	March 22, 2013	March 23, 2012
Contract sales	$143	$134

Revenue recognition adjustments:
Reportability [1]	(5)	(10)
Sales Reserve [2]	(8)	(8)
Other [3]	(4)	(2)

Sale of vacation ownership products	$126	$114

[1]	Adjustment for lack of required downpayment, contract sales in rescission period, or percentage completion accounting.
[2]	Represents additional reserve for current year financed vacation ownership product sales, which we also refer to as sales reserve.
[3]	Adjustment represents sales incentives for plus points that will ultimately be recognized upon usage or expiration as rental revenues rather than revenues from the Sale of vacation ownership products.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

($ in millions)

	As Reported 12 Weeks Ended March 22, 2013	Revenue Recognition Reportability Adjustment	As Adjusted 12 Weeks Ended March 22, 2013**	As Reported 12 Weeks Ended March 23, 2012	Revenue Recognition Reportability Adjustment	As Adjusted 12 Weeks Ended March 23, 2012 **
Sale of vacation ownership products	$126	$5	$131	$114	$10	$124
Less:
Cost of vacation ownership products	40	2	42	41	3	44
Marketing and sales	64	—	64	60	1	61

Development margin	$22	$3	$25	$13	$6	$19

Development margin percentage[1]	17.3%		18.8%	11.7%		15.3%

**	Denotes non-GAAP financial measures. Please see schedules A-12 and A-13 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

NOTE: We have combined the financial results of the former Luxury segment with the North America segment beginning with the first quarter of 2013 and have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EBITDA AND ADJUSTED EBITDA

12 Weeks Ended March 22, 2013 and March 23, 2012

($ in millions)

	As Reported 12 Weeks Ended March 22, 2013	Other Charges	As Adjusted 12 Weeks Ended March 22, 2013 **	As Reported 12 Weeks Ended March 23, 2012	Other Charges	As Adjusted 12 Weeks Ended March 23, 2012 **
Net income	$18	$1	$19	$9	$1	$10
Interest expense	11	—	11	13	—	13
Tax provision	11	—	11	8	1	9
Depreciation and amortization	6	—	6	7	—	7

EBITDA **	46	1	47	37	2	39
Consumer financing interest expense	(8)	—	(8)	(10)	—	(10)

Adjusted EBITDA**	$38	$1	$39	$27	$2	$29

**	Denotes non-GAAP financial measures. Please see schedules A-12 and A-13 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2013 ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE - DILUTED OUTLOOK

($ in millions)

	Fiscal Year 2013 (low)	Fiscal Year 2013 (high)
Net income	$60	$66
Adjustments to reconcile Net income to Adjusted net income
Organizational and separation related, litigation, and other charges[1]	14	14
Provision for income taxes on adjustments to Net income	(5)	(5)

Adjusted net income**	$69	$75

Earnings per share - Diluted	$1.62	$1.78
Adjusted earnings per share - Diluted**	$1.87	$2.03
Diluted shares	37.1	37.1

**	Denotes non-GAAP financial measures. Please see schedules A-12 and A-13 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]

Organizational and separation related, litigation, and other charges adjustment includes $13 million for organizational and separation related efforts and $2 million for severance costs in our Europe segment, partially offset by a $1 million reversal of a previously recorded legal settlement related to a project in our North America segment.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2013 ADJUSTED EBITDA OUTLOOK

($ in millions)

	Fiscal Year 2013 (low)	Fiscal Year 2013 (high)
Adjusted net income **	$69	$75
Interest expense	43	44
Tax provision	52	56
Depreciation and amortization	22	22

EBITDA, as adjusted**	$186	$197
Consumer financing interest expense	(31)	(32)

Adjusted EBITDA, as adjusted**	$155	$165

**	Denotes non-GAAP financial measures. Please see schedules A-12 and A-13 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2013 ADJUSTED DEVELOPMENT MARGIN OUTLOOK

	Fiscal Year 2013 (low)	Fiscal Year 2013 (high)
Development margin[1]	16.5%	17.5%
Adjustments to reconcile Development margin to Adjusted development margin
Other charges[2]	0.3%	0.3%
Revenue recognition reportability	0.2%	0.2%

Adjusted development margin**, 1	17.0%	18.0%

**	Denotes non-GAAP financial measures. Please see schedules A-12 and A-13 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin represents Development margin dollars divided by Sale of vacation ownership products revenues. Development margin is calculated using whole dollars.
[2]	Other charges adjustment includes $2 million for severance costs in our Europe segment under the “Marketing and sales” caption.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2013 ADJUSTED FREE CASH FLOW OUTLOOK

($ in millions)

	Fiscal Year 2013 (low)	Fiscal Year 2013 (high)
Adjusted net income **	$69	$75
Adjustments to reconcile Adjusted net income to net cash provided by operating activities:
Adjustments for non-cash items[1]	80	85
Deferred income taxes	(5)	(10)
Net changes in assets and liabilities:
Notes receivable originations	(265)	(275)
Notes receivable collections	275	280
Inventory	10	20
Liability for Marriott Rewards customer loyalty program	(45)	(43)
Organizational and separation related, litigation, and other charges	(35)	(33)
Other working capital changes	(30)	(28)

Net cash provided by operating activities	54	71
Capital expenditures for property and equipment
Organizational and separation related capital expenditures	(10)	(7)
Other	(24)	(22)
Increase in restricted cash	(3)	(2)

Free cash flow**	17	40

Borrowings from securitization transactions	405	410
Repayment of debt related to securitizations	(412)	(420)

Subtotal	(7)	(10)

Adjusted free cash flow**	10	30
Add:
Organizational and separation related, litigation and other charges	45	40

Adjusted free cash flow, as adjusted**	$55	$70

[1]	Includes depreciation, amortization of debt issuance costs, provision for loan losses, gain / loss on disposals, and share-based compensation.
**	Denotes non-GAAP financial measures. Please see schedules A-12 and A-13 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2013 NORMALIZED ADJUSTED FREE CASH FLOW OUTLOOK

($ in millions)

	Current Guidance
	Low	High	Mid-Point	Adjustments		Normalized
Adjusted net income **	$69	$75	$72	$—		$72
Adjustments to reconcile Adjusted net income to net cash provided by operating activities:
Adjustments for non-cash items[1]	80	85	83	—		83
Deferred income taxes	(5)	(10)	(8)	8	[2]	—
Net changes in assets and liabilities:
Notes receivable originations	(265)	(275)	(270)	—		(270)
Notes receivable collections	275	280	278	—		278
Inventory	10	20	15	(15)[3]		—
Liability for Marriott Rewards customer loyalty program	(45)	(43)	(44)	44	[4]	—
Organizational and separation related, litigation, and other charges	(35)	(33)	(34)	34	[5]	—
Other working capital changes	(30)	(28)	(29)	10	[6]	(19)

Net cash provided by operating activities	54	71	63	81		144
Capital expenditures for property and equipment
Organizational and separation related capital expenditures	(10)	(7)	(9)	9	[5]	—
Other	(24)	(22)	(23)	—		(23)
Increase in restricted cash	(3)	(2)	(3)	—		(3)

Free cash flow**	17	40	28	90		118

Borrowings from securitization transactions	405	410	408	—		408
Repayment of debt related to securitizations	(412)	(420)	(416)	—		(416)

Subtotal	(7)	(10)	(8)	—		(8)

Adjusted free cash flow**	10	30	20	90		110
Add:
Organizational and separation related, litigation and other charges	45	40	43	(43)		—

Adjusted free cash flow, as adjusted**	$55	$70	$63	$47		$110

[1]	Includes depreciation, amortization of debt issuance costs, provision for loan losses, gain / loss on disposals, and share-based compensation.
[2]	Represents higher cash taxes resulting from the tax benefits remaining with Marriott International as part of the Spin-off.
[3]	Represents adjustment to align real estate inventory spending with real estate inventory costs (i.e., product costs).
[4]	Represents payment for Marriott Rewards Points issued prior to the Spin-off. Liability to be fully paid in 2016.
[5]	Represents costs associated with organizational and separation related efforts (efforts projected to be completed in 2014) as well as litigation cash settlements paid in 2013.
[6]	Represents elimination of one-time cash outflows.
**	Denotes non-GAAP financial measures. Please see schedules A-12 and A-13 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed or authorized by United States generally accepted accounting principles (“GAAP”). We discuss our reasons for reporting these non-GAAP financial measures below, and the press release schedules reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we refer to (identified by a double asterisk (“**”) on the preceding pages). Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and / or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP financial measures we report may not be comparable to those reported by others.

Adjusted Net Income. We evaluate non-GAAP financial measures including Adjusted Net Income, Adjusted Development Margin and Adjusted EBITDA, as adjusted, that exclude charges incurred in the 12 weeks ended March 22, 2013 and March 23, 2012, because those non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of material charges. These non-GAAP financial measures also facilitate our comparison of results from our on-going operations before material charges with results from other vacation ownership companies.

Charges—12 weeks ended March 22, 2013. In our 12 weeks ended March 22, 2013 Statements of Operations, we recorded $1 million of pre-tax charges comprised of $1 million of organizational and separation related costs under the “Organizational and separation related” caption and $1 million of severance costs in our Europe segment under the “Marketing and sales” caption, partially offset by a $1 million reversal of a previously recorded legal settlement related to a project in our North America segment, based upon an agreement to settle the matter at less than previously accrued, under the “Litigation settlement” caption.

Charges—12 weeks ended March 23, 2012. In our 12 weeks ended March 23, 2012 Statements of Operations, we recorded $2 million of pre-tax charges for organizational and separation related costs under the “Organizational and separation related” caption.

Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses). We also evaluate Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) as an indicator of operating performance. Adjusted Development Margin adjusts Sale of vacation ownership products revenues for the impact of revenue reportability, includes corresponding adjustments to both the Cost of vacation ownership products expense and the Marketing and sales expense associated with the change in revenues from the Sale of vacation ownership products, and includes adjustments for other charges itemized in the discussion of Adjusted Net Income above. We evaluate Adjusted Development Margin because it allows for period-over-period comparisons of our ongoing core operations before the impact of revenue reportability and other charges on our Development Margin.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”). EBITDA, a financial measure which is not prescribed or authorized by GAAP, reflects earnings excluding the impact of interest expense, provision for income taxes, depreciation and amortization. We consider EBITDA to be an indicator of operating performance, and we use it to measure our ability to service debt, fund capital expenditures and expand our business. We also use EBITDA, as do analysts, lenders, investors and others, because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Adjusted EBITDA. We also evaluate Adjusted EBITDA, another non-GAAP financial measure, as an indicator of performance. Adjusted EBITDA excludes the impact of non-cash impairment charges or reversals and restructuring charges and includes the impact of interest expense associated with the debt from the Warehouse Credit Facility and from the securitization of our vacation ownership notes receivable in the term ABS market, which together we refer to as consumer financing interest expense. We deduct consumer financing interest expense in determining Adjusted EBITDA since the debt is secured by vacation ownership notes receivable that have been sold to bankruptcy remote special purpose entities and is generally non-recourse to us. We evaluate Adjusted EBITDA, which adjusts for these items, to allow for period-over-period comparisons of our ongoing core operations before material charges. Adjusted EBITDA is also useful in measuring our ability to service our non-securitized debt. Together, EBITDA and Adjusted EBITDA facilitate our comparison of results from our ongoing operations with results from other vacation ownership companies.

Adjusted EBITDA as adjusted. We also evaluate Adjusted EBITDA as adjusted, which reflects additional adjustments for other charges incurred in the 12 weeks ended March 22, 2013 and March 23, 2012, as itemized in the discussion of Adjusted Net Income above. We evaluate Adjusted EBITDA as adjusted as an indicator of operating performance because it allows for period-over-period comparisons of our ongoing core operations before the impact of material charges.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

Free Cash Flow. We also evaluate Free Cash Flow as a liquidity measure that provides useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment and changes in restricted cash. We consider Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Analysis of Free Cash Flow also facilitates management’s comparison of the Company’s results to its competitors’ results.

Adjusted Free Cash Flow. We also evaluate Adjusted Free Cash Flow as a liquidity measure that provides useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, and the borrowing and repayment activity related to our securitizations. We consider Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Analysis of Adjusted Free Cash Flow also facilitates management’s comparison of the Company’s results to its competitors’ results.

Normalized Adjusted Free Cash Flow. We also evaluate Normalized Adjusted Free Cash Flow as a liquidity measure that provides useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, the borrowing and repayment activity related to our securitizations, and adjustments to remove the impact of cash flow items not expected to occur on a regular basis. Adjustments eliminate the impact of excess cash taxes, payments of Marriott Rewards Points issued prior to the Spin-off, payments for organizational and separation related efforts, litigation cash settlements and other working capital changes. We consider Normalized Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Analysis of Normalized Adjusted Free Cash Flow also facilitates management’s comparison of the Company’s results to its competitors’ results.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

INTERIM CONSOLIDATED BALANCE SHEETS

(In millions, except per share amounts)

	(Unaudited)	December 28,
	March 22, 2013	2012
ASSETS
Cash and cash equivalents	$119	$103
Restricted cash (including $27 and $31 from VIEs, respectively)	46	68
Accounts and contracts receivable (including $4 and $5 from VIEs, respectively)	111	100
Notes receivable (including $745 and $727 from VIEs, respectively)	1,016	1,056
Inventory	873	881
Property and equipment	256	261
Other	148	135

Total Assets	$2,569	$2,604

LIABILITIES AND EQUITY
Accounts payable	$81	$113
Advance deposits	47	42
Accrued liabilities (including $1 and $1 from VIEs, respectively)	175	181
Deferred revenue	21	32
Payroll and benefits liability	66	82
Liability for Marriott Rewards customer loyalty program	147	159
Deferred compensation liability	37	45
Mandatorily redeemable preferred stock of consolidated subsidiary	40	40
Debt (including $682 and $674 from VIEs, respectively)	686	678
Other	59	38
Deferred taxes	42	43

Total Liabilities	1,401	1,453

Preferred stock - $.01 par value; 2,000,000 shares authorized; none issued or outstanding	—	—
Common stock - $.01 par value; 100,000,000 shares authorized; 35,326,993 and 35,026,533 shares issued and outstanding, respectively	—	—
Additional paid-in capital	1,116	1,116
Accumulated other comprehensive income	20	21
Retained earnings	32	14

Total Equity	1,168	1,151

Total Liabilities and Equity	$2,569	$2,604

The abbreviation VIEs above means Variable Interest Entities.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	12 weeks ended
	March 22, 2013	March 23, 2012
OPERATING ACTIVITIES
Net income	$18	$9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6	7
Amortization of debt issuance costs	1	2
Provision for loan losses	9	9
Share-based compensation	2	3
Deferred income taxes	(1)	(8)
Gain on disposal of property and equipment, net	(1)	—
Net change in assets and liabilities:
Accounts and contracts receivable	(11)	(4)
Notes receivable originations	(44)	(43)
Notes receivable collections	74	74
Inventory	10	28
Other assets	(16)	5
Accounts payable, advance deposits and accrued liabilities	(35)	(60)
Liability for Marriott Rewards customer loyalty program	(12)	(10)
Deferred revenue	(10)	(2)
Payroll and benefit liabilities	(15)	(3)
Deferred compensation liability	(8)	—
Other liabilities	22	18

Net cash (used in) provided by operating activities	(11)	25

INVESTING ACTIVITIES
Capital expenditures for property and equipment (excluding inventory)	(3)	(3)
Decrease in restricted cash	22	22
Dispositions	3	—

Net cash provided by investing activities	22	19

FINANCING ACTIVITIES
Borrowings from securitization transactions	111	—
Repayment of debt related to securitizations	(103)	(76)
Borrowings on Revolving Corporate Credit Facility	25	—
Repayment of Revolving Corporate Credit Facility	(25)	—
Proceeds from stock option exercises	1	2
Payment of withholding taxes on vesting of restricted stock units	(4)	(3)

Net cash provided by (used in) financing activities	5	(77)

Effect of changes in exchange rates on cash and cash equivalents	—	—
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	16	(33)
CASH AND CASH EQUIVALENTS, beginning of year	103	110

CASH AND CASH EQUIVALENTS, end of year	$119	$77